UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2014

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, and Telephone Number	IRS Employer Identification No.

1-32853	DUKE ENERGY CORPORATION (a Delaware corporation) 550 South Tryon Street Charlotte, North Carolina 28202-1803 704-382-6200	20-2777218

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01.  Other Events.

On April 1, 2014, Duke Energy Corporation (“Duke Energy”) jointly announced with Piedmont Natural Gas Company, Inc. (“Piedmont”) a solicitation for proposals to build a second major natural gas pipeline into North Carolina to meet growing demand for the fuel in the Carolinas and possibly surrounding states. Duke Energy’s increasing reliance on natural gas to generate electricity, coupled with Piedmont’s growing customer demand, warrant investment in a new pipeline that would bolster reliability and diversity of natural gas supplies, the two companies stated in their solicitation. Specifically, Duke Energy and Piedmont seek an initial new natural gas supply of as much as 900 million cubic feet per day, with a target in-service date of late 2018. The companies will consider “a joint venture, ownership interest, strategic partnership or other financial-based arrangement” in support of the selected proposal, the solicitation states. The companies expect to select a proposal by late 2014.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: April 1, 2014	By:	/s/ Julie S. Janson
	Name:	Julia S. Janson
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary